driven

March 30, 2025

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, D.C. 20549-0405

**RE: ENERGY EXPLORATION TECHNOLOGIES INC.**
**Form 1-U (File No. 024-11823)**

We have read the statements made by **ENERGY EXPLORATION TECHNOLOGIES INC.**, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 5(c) of Form 1-U, as part of the Form 1-U of **ENERGY EXPLORATION TECHNOLOGIES INC.** dated March 30, 2025.

We agree with the statements concerning Item 5 in such Form 1-U.

Very truly yours,

driven, psc

Driven, P.S.C.

PO BOX 363343
San Juan Puerto Rico
00936-3343
T: (+1) 787 725 1500
www.drivenadvisors.com